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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                         SUNRISE ASSISTED LIVING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                            54-1746596
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

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     9401 Lee Highway, Suite 300
          Fairfax, Virginia                                           22031
(Address of principal executive offices)                           (zip code)



If this form relates                          If this form relates
to the registration of a                      to the registration of a
class of securities pursuant                  class of securities pursuant
to Section 12(b) of the                       to Section 12(g) of the
Exchange Act and is                           Exchange Act and is
effective pursuant to                         effective pursuant to
General Instruction A.(c),                    General Instruction A.(d),
check the following box. [  ]                 check the following box. [ X ]

                    Securities Act registration statement
                   file number to which this item relates:
                                  333-34365
                   ---------------------------------------
                               (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:


                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                                (Title of Class)





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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2002

         Sunrise Assisted Living, Inc. (the "Company") hereby incorporates by reference the section entitled "Description of Notes" contained in the Company's Registration Statement under the Securities Act of 1933 on Form S-3 (the "1933 Act Registration Statement") filed with the Securities and Exchange Commission on August 25, 1997.

ITEM 2.  EXHIBITS

         4.1 Indenture, dated as of June 6, 1997, between the Company and First Union National Bank of Virginia, as Trustee (incorporated by reference to
Exhibit 4.1 to the Company's Form 10-Q for the quarter ended June 30, 1997).

         4.2 Registration Rights Agreement, dated as of June 6, 1997, among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and Alex. Brown & Sons Incorporated (incorporated by reference to Exhibit 4.2 to the Company's Form 10-Q for the quarter ended June 30, 1997).





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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   SUNRISE ASSISTED LIVING, INC.


Date: August 26, 1997                              By: /s/ DAVID W. FAEDER
                                                      -------------------------
                                                             David W. Faeder
                                                              President and
                                                        Chief Financial Officer





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                                 EXHIBIT INDEX


             EXHIBIT                                                                            SEQUENTIALLY
              NUMBER                                  DESCRIPTION                              NUMBERED PAGES
             -------         ---------------------------------------------------------------   --------------
              4.1            Indenture dated as of June 6, 1997 between the Company and              *
                             First Union National Bank of Virginia, as Trustee.

              4.2            Registration Rights Agreement dated as of June 6, 1997 among            *
                             the Company, Donaldson, Lufkin & Jenrette Securities Corporation
                             and Alex.  Brown & Sons Incorporated.



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* Incorporated by reference to the Company's Form 10-Q for the quarter ended
  June 30, 1997.





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